Exhibit 99.2

SATEL GROUP, INC.

INDEX TO FINANCIAL STATEMENTS

Unaudited Condensed Financial Statements of Satel Group, Inc.

SATEL GROUP, INC.
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$13,504	$10,681
Accounts receivable	41,324	73,751
Total current assets	54,828	84,432

Security deposit	5,162	5,162

TOTAL ASSETS	$59,990	$89,594

LIABILITIES
Current Liabilities:
Accounts payable	$98,625	$67,227
Accrued wages	5,065	5,065
Accrued expenses	49,405	41,566
Total Current Liabilities	153,095	113,858

Long term notes payable	297,669	299,169
Long term notes payable, interest	62,670	51,513

Total liabilities	513,434	464,540

Commitments and contingencies	—	—

SHAREHOLDERS’ DEFICIT
Capital stock	14,000	14,000
Additional paid in capital	13,414	13,414
Accumulated earnings (deficit)	(480,858)	(402,360)
Total shareholders’ deficit	(453,444)	(374,946)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$59,990	$89,594

The accompanying notes are an integral part of these condensed financial statements

SATEL GROUP, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the nine months ended
	September 30,
	2018	2017
Revenues	$463,505	$561,903

Operating expenses:
G&A expenses	303,999	337,646
Professional fees	—	22,500
Salaries and wages	226,847	206,545
Total operating expenses	530,846	566,691

Loss from operations	(67,341)	(4,788)

Other expense:
Interest expense	(11,157)	(11,413)
Total other expense	(11,157)	(11,413)

Net loss before income taxes	(78,498)	(16,201)
Income tax expense	—	—
Net loss	$(78,498)	$(16,201)

The accompanying notes are an integral part of these condensed financial statements

SATEL GROUP, INC.
STATEMENTS OF CASH FLOWS

	Nine months ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(78,498)	$(16,201)
Changes in operating assets and liabilities:
Other current assets	—	(162)
Accounts receivable	32,427	11,741
Accrued interest	11,157	11,413
Accounts payable	31,398	19,369
Accrued expenses	7,839	954
Net cash provided by operating activities	4,323	27,114

Cash flows from investing activities

Cash flows from financing activities:
Contributed capital	—	(14,494)
Payments on promissory notes	(1,500)	—
Net cash used in financing activities	(1,500)	(14,494)

Net increase in cash	2,823	12,621

Cash, beginning of period	10,681	3,316
Cash, end of period	$13,504	$15,937

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

The accompanying notes are an integral part of these financial statements

SATEL GROUP, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2018 and 2017

(Unaudited)

NOTE 1 – THE COMPANY AND NATURE OF BUSINESS

Satel Group, Inc. (the “Company” or “Satel”) was incorporated in the State of Nevada on August 15, 2016. The Company was originally formed as Satel, LLC on February 26, 2003 as a California limited liability company. Satel, LLC converted to a California Corporation, Satel, Inc., by Articles of Incorporation with a Statement of Conversion signed by Richard Hylen as managing member of Satel LLC, dated December 20, 2013 and filed with the California Secretary of State on December 23, 2013. On September 25, 2016, Satel Group, Inc. purchased all of the assets of Satel, Inc., and therefore this Company was organized and continues to operate with the same management while engaged in providing their existing High Speed Internet and DirecTV™ services to upscale, high-rise commercial buildings including large office complexes, apartments and condominiums in the City of San Francisco and throughout the Bay Area.

Satel’s business model includes long term contractual relationships with building owners and management companies and our licensing agreement with DirecTV™ and with other Service Operators to provide DirecTV entertainment services and dedicated high-speed Internet at competitive pricing compared to the local, legacy Cable TV and Telephone Companies. In addition to competitive pricing, the Company provides meaningful benefits to building owners/managers including all of the necessary equipment and labor to install a building’s internal wiring systems and Internet network. This equipment and labor is provided at no additional cost by Satel. Additional benefits include no up-front or reoccurring costs for the building owner to have the network and its equipment maintained. The company at times, may utilize the already existing network within a building, including coaxial cable, Ethernet, or telephone infrastructure to deploy Satel’s services as a part of the contract, when no additional wiring or addition cost of re-wiring is required.

The Company has been providing satellite delivered television entertainment services since 2003 and is recognized as the largest DirecTV system operator to high-rise apartments, condominiums and commercial office buildings in the City of San Francisco. San Francisco is recognized to be among the credible candidates to become the economic capital of the 21st century. It is the main urban center of a region, home to many of the leading corporations of the digital age and has become an unparalleled hub of innovation, invention and entrepreneurship.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the condensed financial statements contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations, and cash flows of the Company for the interim periods presented.

The results for the period ended September 30, 2018 are not necessarily indicative of the results of operations for the full year.

Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue Recognition and Related Allowances

The Company’s revenues are derived primarily by broadcast products. On January 1, 2018, we adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition (Topic 605). Results for reporting periods beginning after January 1, 2018 are presented under Topic 606.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contact; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at September 30, 2018 and December 31, 2017 is $0.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the fiscal year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Fair Value of Financial Instruments

In accordance with current accounting standards, certain assets and liabilities must be measured at fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. ASC 820 requires that certain assets and liabilities must be measured at fair value, and the standard details the disclosures that are required for items measured at fair value. The Company had no assets and liabilities required to be measured on a recurring basis at September 30, 2018 and December 31, 2017.

Cash, prepaid expenses, accounts payable, accrued compensation and notes payable reported on the Company’s balance sheets are estimated by management to approximate fair market value due to their short-term nature.

Income Taxes

The Company records deferred taxes in accordance with FASB ASC No. 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

As of the date of this filing, the Company is current in filing their tax returns. The last return filed by the Company was December 31, 2017, and the Company has not accrued any potential penalties or interest from that period forward.  The Company will need to file returns for the year ending December 31, 2018, which are still open for examination.

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which replaces existing revenue recognition guidance. The updated guidance requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new standard requires that reporting companies disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the standard on January 1, 2018, using a modified retrospective approach, with the cumulative effect of initially applying the standard recognized in retained earnings at the date of adoption.

While the Company does not expect the adoption of this standard to have a material impact on the Company’s net Revenues in the Statements of Income, the Company anticipates revenues for certain wholesale transactions and substantially all digital commerce sales will be recognized upon shipment rather than upon delivery to the customer.

Additionally, provisions for post-invoice sales discounts, returns and miscellaneous claims will be recognized as accrued liabilities rather than as reductions to Accounts receivable, net; and the estimated cost of inventory associated with the provision for sales returns will be recorded within Prepaid expenses and other current assets on the Balance Sheets. The Company continues to evaluate the impact of this new standard, including on accounting policies, disclosures, internal control over financial reporting and its contracts with customers.

In February 2016, the FASB issued ASU 2016-02 (ASC Topic 842), Leases. The ASU amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of the lease payments. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted the new lease guidance effective January 1, 2019.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of September 30, 2018, the Company has a shareholders’ deficit of $453,444 since its inception and working capital deficit of $98,267, which raises substantial doubt about the Company’s ability to continue as going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to obtain necessary financing or achieving a profitable level of operations. There is no assurance the Company will be successful in achieving these goals.

The Company does not have sufficient cash to fund its desired research and development objectives for its augmented reality and virtual reality product development for the next 12 months. The Company has arranged financing and intends to utilize the cash received to fund the research and development project. This financing may be insufficient to fund expenditures or other cash requirements required to complete the product design for the virtual reality markets. There can be no assurance the Company will be successful in completing any new product development. The Company plans to seek additional financing if needed in private or public equity offering(s) to secure future funding for operations. There can be no assurance the Company will be successful in raising additional funding. If the Company is not able to secure additional funding, the implementation of the Company’s business plan will be impaired. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

These financial statements do not give effect to adjustments to the amounts and classification to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

NOTE 4 – ACCURED EXPENSES

As of September 30, 2018 and December 31, 2017, accrued expenses were comprised of the following:

	September 30,	December 31,
	2018	2017
Accrued expenses:
Credit cards	$21,735	$16,994
Customer deposits	18,497	18,498
Employee liabilities	907	907
Sales tax payable	2,266	5,167
Short term loan	6,000	—
Total accrued expenses	$49,405	$41,566

Accrued wages	$5,065	$5,065

NOTE 5 – LONG TERM PROMISSORY NOTE

On December 1, 2014, Satel Group, Inc. entered into a Promissory Note with Xillient, LLC in the amount of $434,669 pursuant to the Asset Purchase Agreements dated June 3, 2013 and November 24, 2014, to acquire certain Direct-TV assets. The note bears interest of 5% per annum and is due on December 31, 2019. During the nine months ended September 30, 2018 and year ended December 31, 2017, the Company recorded payments of $1,500 and $2,500, respectively, and accrued interest of $11,157 and $15,184, respectively. As of September 30, 2018 and December 31, 2017, the principal balance owed is $297,669 and $299,169, respectively, and accrued interest is $62,670 and $51,513, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Leases

On January 24, 2017, Satel Group, Inc. entered into a standard office lease for approximately 1,006 square feet of office space at 330 Townsend Street, Suite 135, San Francisco, CA 94107. The lease had a term of 2 years, from December 1, 2016 through November 30, 2018, with a monthly rent of $5,449 for the first year and $5,613 for the second year. Rental expenses incurred for this operating lease during the nine months ended September 30, 2018 and 2017 was $51,075 and $54,891, respectively.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855, and has reported the following:

Merger

On November 13, 2018, Simlatus and Satel entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby Satel merged with and into Simlatus, with Satel remaining as the surviving entity (the “Merger”). Under U.S. generally accepted accounting principles, the merger is treated as a “reverse merger” under the purchase method of accounting, with Satel as the accounting acquirer.